                                                                     EXHIBIT 5.1

                                   May 8, 2000


Star Scientific, Inc.
801 Liberty Way
Chester, Virginia  23836

       Re: Star Scientific, Inc. Registration Statement on Form S-1 No. 333-32364 (the "Registration Statement")

Ladies and Gentlemen:

       We are furnishing this opinion of counsel to Star Scientific, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement, relating to the resale by certain of the Company's stockholders of up to 300,000 shares of the Company's common stock, par value $.01 per share (the "Shares").

       For the purpose of rendering this opinion, we have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified to our satisfaction, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary. Such examination included, without limitation, a review of that certain Stock Exchange Agreement, dated February 6, 1998, by and among Eye Technology, Inc. and certain individuals and other entities (the "Stock Exchange Agreement"). In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the validity, binding effect and enforceability upon each party thereto of each agreement (including the Stock Exchange Agreement) examined by us.

       Based upon our examination as aforesaid, and upon our examination of such questions of law as we deemed relevant under the circumstances, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                                   Very truly yours,